UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

Commission file number 001-33606

VALIDUS HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

BERMUDA	98-0501001
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

29 Richmond Road, Pembroke, Bermuda HM 08

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 278-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                   Results of Operations and Financial Condition.

Effective as of January 1, 2012, Validus Holdings, Ltd. (the “Company”) restructured its financial reporting segments.

During the first quarter of 2012, to better align the Company’s operating and reporting structure with its current strategy, there was a change in the Company’s segment structure. This change was to include the AlphaCat group of companies as a separate operating segment. “AlphaCat segment” was included as an additional segment and includes the Company’s investment in AlphaCat Re 2011. The Company’s operating segments are strategic business units that offer different products and services. They are managed and have capital allocated separately because each business requires different strategies. Previously, the AlphaCat group of companies was reported within the “Validus Re segment.”

On April 26, 2012, the Company made available on its website a financial supplement containing its restructured financial reporting segment tables. A copy of the re-presented segment tables is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Investor Financial Supplement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2012

VALIDUS HOLDINGS, LTD.
(Registrant)

By:	/s/ Joseph E. (Jeff) Consolino

Name:	Joseph E. (Jeff) Consolino
Title:	President & Chief Financial Officer